UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2023

MDU Resources Group Inc
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-03480	30-1133956

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Separation-Related Agreements

On May 30, 2023, MDU Resources Group, Inc. (the “Company”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with Knife River Corporation (formerly known as Knife River Holding Company) (“Knife River”), pursuant to which the Company agreed to transfer its wholly owned subsidiary KRC Materials, Inc. (formerly known as Knife River Corporation) to Knife River (the “Separation”) and distribute approximately 90% of the outstanding common stock of Knife River to the Company’s stockholders of record as of the close of business on May 22, 2023 (the “Distribution”). The Distribution became effective at 11:59 p.m., Eastern time, on May 31, 2023 (the “Effective Time”).

As a result of the Distribution, the Company’s stockholders now own approximately 90% of the outstanding shares of Knife River’s common stock and Knife River is now an independent public company trading under the symbol “KNF” on the New York Stock Exchange. MDU Resources’ common stock remains unchanged and continues to trade under the symbol “MDU” on the New York Stock Exchange. Following the Distribution, the Company retained approximately 10% of the outstanding shares of Knife River’s common stock. The Company intends to dispose of all such retained shares, which the Company expects will include dispositions through one or more exchanges of such retained shares for debt, and may include dispositions through additional distributions to the Company’s stockholders, exchanges for shares of the Company’s common stock or one or more sales of such retained shares of Knife River for cash.

In connection with the Separation and Distribution, the Company entered into several other Separation-related agreements with MDU Resources that govern the relationship of the parties following the Distribution, including a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement and a Stockholder and Registration Rights Agreement (each entered into on May 30, 2023).

A summary of the Separation and Distribution Agreement and the other Separation-related agreements can be found in the section entitled “Certain Relationships and Related Party Transactions” in the information statement of Knife River Corporation, dated May 12, 2023, filed with the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to the Company’s Current Report on Form 8-K on May 12, 2023 (the “Information Statement”). These summaries are incorporated by reference into this Item 1.01. The description of the agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms of those agreements, which are included as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Debt Arrangements

In connection with the Distribution, on May 31, 2023 (the “Closing Date”), the Company entered into:

(1) a 364-day revolving credit agreement with U.S. Bank National Association (“U.S. Bank”) as administrative agent and the several lenders party thereto providing for a commitment amount of $150 million and maturing on May 29, 2024 (the “364-Day Revolving Credit Agreement”);

(2) a five-year revolving credit agreement with U.S. Bank as administrative agent and the several lenders party thereto providing for an initial commitment amount of $200 million and maturing on May 31, 2028 (the “5-Year Revolving Credit Agreement”); and

(3) a term loan agreement with U.S. Bank as administrative agent and the several lenders party thereto providing for a commitment amount of $375 million and maturing on May 31, 2025 (the “Term Loan Agreement” and, together with the 364-Day Revolving Credit Agreement and the 5-Year Revolving Credit Agreement, the “New Credit Agreements”).

The 5-Year Revolving Credit Agreement includes a $25 million standby letter of credit subfacility and a $25 million swingline subfacility.  At the Company’s request and subject to certain conditions, the 5-Year Revolving Credit Agreement commitment amount may be increased by up to $50 million and the Company may make two requests to extend the maturity date, each for a one-year extension.

The Term Loan Agreement contains a provision requiring mandatory prepayment of all outstanding loans in connection with any sale or distribution by the Company of MDU Construction Services Group, Inc. and its business.

The New Credit Agreements contain customary events of default and affirmative and negative covenants.  Each of the New Credit Agreements also includes a covenant to repay and terminate certain of the Centennial Credit Agreements (as defined below) on or prior to the fifth business day after the Closing Date and a financial covenant not to permit, as of the end of any fiscal quarter, the ratio of funded debt to total capitalization (determined on a consolidated basis) to be greater than 65%.  Also included in each of the Credit Agreements is a provision permitting the acceleration of indebtedness upon the failure of the Distribution to occur, on or prior to the fifth business day after the Closing Date.

On the Closing Date, the Company borrowed the full $375 million under the Term Loan Agreement.  Proceeds under the New Credit Agreements may be used for capital budget and working capital needs and general corporate expenses, to refinance indebtedness of the Company and its subsidiaries (including in connection with the Prepayments (as defined below)) and for certain fees and expenses.

Item 1.02.	Termination of a Material Definitive Agreement.

Centennial Credit Facilities

In connection with the Distribution, on the Closing Date, CEHI, LLC, a wholly owned subsidiary of the Company and the successor by merger to Centennial Energy Holdings, Inc. (“Centennial”), prepaid in full (the “Centennial Credit Agreement Prepayments”):

(1) that certain Fifth Amended and Restated Credit Agreement, dated as of December 19, 2019, among Centennial, the several financial institutions from time to time party thereto, and U.S. Bank, as administrative agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Centennial Revolver”);

(2) that certain Term Loan Agreement, dated as of March 18, 2022, among Centennial, the several financial institutions from time to time party thereto, and KeyBank National Association, as administrative agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “March 2022 Centennial Term Loan”); and

(3) that certain 364-Day Term Loan Agreement, dated as of December 19, 2022, among Centennial, the several financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, amended and restated, supplemented or otherwise modified from time to time, together with the March 2022 Centennial Term Loan, the “Centennial Term Loans,” and the Centennial Term Loans together with the Centennial Revolver, the “Centennial Credit Agreements”).

In connection therewith, Centennial also terminated all outstanding commitments under the Centennial Revolver.

Company Credit Facilities

In connection with the Distribution, on the Closing Date, the Company prepaid in full that certain Term Loan Agreement, by and among the Company, the lenders party thereto and U.S. Bank, as administrative agent (the “Company Credit Agreement Prepayment”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 under the heading “Separation-Related Agreements” is hereby incorporated by reference into this Item 2.01.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 under the heading “Debt Arrangements” is hereby incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Separation and Distribution, effective as of the immediately prior to the Effective Time, Karen B. Fagg, German Carmona Alvarez, Thomas Everist and Patricia L. Moss resigned from the Company’s board of directors and joined the board of directors of Knife River.  As a result, effective as of the Effective Time, the board of directors of the Company decreased its size from eleven directors to seven directors. The board of directors of the Company currently consists of James H. Gemmel, David L. Goodin, Dennis W. Johnson, Dale S. Rosenthal, Edward A. Ryan, David M. Sparby, and Chenxi Wang.

In connection with the Separation and Distribution and effective immediately prior to the Effective Time, Karl A. Liepitz and Trevor J. Hastings resigned from their positions as executive officers of the Company. In addition, effective immediately after the Effective Time, Paul R. Sanderson was appointed as the Vice President, Chief Legal Officer, and Secretary of the Company and Rob L. Johnson was appointed as the president of WBI Energy, Inc., the Company’s natural gas pipeline subsidiary.

Item 7.01.	Regulation FD Disclosure.

On June 1, 2023, the Company issued a press release announcing the completion of the Separation and Distribution. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01.	Other Events.

Centennial Private Placement Notes

On May 30, 2023, in connection with the Distribution, Centennial notified holders of its intention to prepay the Notes (as defined below) outstanding under the following Note Purchase Agreements on June 9, 2023 (the “Centennial Note Purchase Agreement Prepayments,” and together with the Centennial Credit Agreement Prepayments and the Company Credit Agreement Prepayment, the “Prepayments”):

(1) that certain Note Purchase Agreement, dated as of March 23, 2022, by and between Centennial and the purchasers party thereto (the “2022 Centennial NPA”), relating to all of Centennial’s outstanding (i) $75 million aggregate principal amount of 3.63% Senior Notes due 2032 (the “2032 Notes”) and (ii) $75 million aggregate principal amount of 3.78% Senior Notes due 2034 (the “2034 Notes” and together with the 2032 Notes, the “2022 NPA Notes”);

(2) that certain Note Purchase Agreement, dated as of April 4, 2019, by and between Centennial and the purchasers party thereto (the “2019 Centennial NPA”), relating to all of Centennial’s outstanding (i) $80 million aggregate principal amount of 4.53% Senior Notes, Series A, due 2029 (the “2029 Series A Notes”), (ii) $40 million aggregate principal amount of 4.63% Senior Notes, Series B, due 2031 (the “2031 Series B Notes”), and (iii) $30 million aggregate principal amount of 4.73% Senior Notes, Series C, due 2034 (the “2034 Series C Notes” and together with the 2029 Series A Notes and the 2031 Series B Notes, the “2019 NPA Notes”);

(3) that certain Note Purchase Agreement, dated as of June 27, 2013, by and between Centennial and the purchasers party thereto (the “2013 Centennial NPA”), relating to all of Centennial’s outstanding (i) $20 million aggregate principal amount of 4.49% Senior Notes, Series A, due 2023 (the “2023 Series A Notes”), (ii) $10 million aggregate principal amount of 4.54% Senior Notes, Series D, due 2023 (the “2023 Series D Notes”), (iii) $20 million aggregate principal amount of 4.64% Senior Notes, Series B, due 2025 (the “2025 Series B Notes”), (iv) $10 million aggregate principal amount of 4.99% Senior Notes, Series C, due 2028 (the “2028 Series C Notes”) and (v) $15 million 5.04% Senior Notes, Series E, due 2028 (the “2028 Series E Notes”, and together with the 2023 Series A Notes, the 2023 Series D Notes, the 2025 Series B Notes and the 2028 Series C Notes, the “2013 NPA Notes”); and

(4) that certain Note Purchase Agreement, dated as of December 30, 2012, by and between Centennial and the purchasers party thereto (the “2012 Centennial NPA,” and together with the 2013 Centennial NPA, the 2019 Centennial NPA and the 2022 Centennial NPA, the “Note Purchase Agreements”), relating to all of Centennial’s outstanding (i) $40 million aggregate principal amount of 4.97% Senior Notes, Series C, due 2027 (the “2027 Series C Notes”) and (ii) $40 million aggregate principal amount of 4.97% Senior Notes, Series F, due 2027 (the “2027 Series F Notes,” and together with the 2027 Series C Notes, the “2012 NPA Notes,” and together with the 2013 NPA Notes, the 2019 NPA Notes and the 2022 NPA Notes, the “Notes”).

The Prepayments will be financed in part by the borrowings under the New Credit Agreements and in part by proceeds from Knife River’s debt incurrences in connection with the Distribution.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.†
10.1	Transition Services Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.†
10.2	Tax Matters Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.
10.3	Employee Matters Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.
10.4	Stockholder and Registration Rights Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.†
10.5	5-Year Revolving Credit Agreement, dated as of May 31, 2023, by and among MDU Resources Group, Inc., the financial institutions from time to time party thereto and U.S. Bank National Association.†
10.6	364-Day Revolving Credit Agreement, dated as of May 31, 2023, by and among MDU Resources Group, Inc., the financial institutions from time to time party thereto and U.S. Bank National Association.†
10.7	Term Loan Agreement, dated as of May 31, 2023, by and among MDU Resources Group, Inc., the lenders from time to time party thereto and U.S. Bank National Association.†
99.1	Press Release of MDU Resources Group, Inc., dated June 1, 2023.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2023

MDU Resources Group, Inc.

By:	/s/ Jason L. Vollmer
Jason L. Vollmer
Vice President, Chief Financial Officer and Secretary